                                                                     Exhibit 12.

                        MARKET HUB PARTNERS STORAGE, L.P.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (In thousands)

                                                                         Years Ended December 31,
                                        --------------------------------------------------------------------------------------
                                           2001                  2000                 1999            1998            1997
                                        ---------------   -------------------    -------------    ------------    ------------
Earnings Before Income Taxes             $      35,731       $        11,226      $    11,302      $   13,019      $   10,049
Fixed Charges                                    2,092                 9,337            9,932           9,009           4,795
                                        ---------------   -------------------    -------------    ------------    ------------
          Total                          $      37,823       $        20,563      $    21,234      $   22,028      $   14,844
                                        ===============   ===================    =============    ============    ============

Fixed Charges

      Interest on debt                   $       2,049       $         9,300      $     9,892      $    8,951      $    4,752
      Interest component of rentals                 44                    37               40              58              43
                                        ---------------   -------------------    -------------    ------------    ------------
          Fixed Charges                  $       2,093       $         9,337      $     9,932      $    9,009      $    4,795
                                        ===============   ===================    =============    ============    ============

Ratio of Earnings to Fixed Charges                18.1                   2.2              2.1             2.4             3.1




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